UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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ACME PACKET, INC.

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Commission File No. 001-33041

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Subject Company: Acme Packet, Inc.

Overview

Oracle Buys Acme Packet

Adds Session Border Control Technology to Oracle’s Leading Communications Industry Offering to Speed the Deployment of All-IP Networks

On February 4, 2013, Oracle announced that is has agreed to acquire Acme Packet, the leading global provider of session border control technology for service providers and enterprises. The proposed transaction is subject to Acme Packet stockholder approval, certain regulatory approvals, and customary closing conditions and is expected to close in the first half of 2013. Until the transaction closes, each company will continue to operate independently, and will operate its business as usual.

Acme Packet enables trusted, first-class delivery of next-generation voice, data and unified communications services and applications across IP networks for service providers and enterprises. The company’s solutions are deployed by more than 1,900 service providers and enterprises globally, including 89 of the world’s top 100 communications companies.

Oracle plans to make Acme Packet a core offering in its Oracle Communications portfolio to enable customers to more rapidly innovate while simplifying their IT and network infrastructures. Service providers are expected to be able to differentiate and monetize offerings through secure and reliable IP-based communications from any device, across any network. We also anticipate enterprise customers will be able to more effectively engage customers, deliver more innovative applications, and improve employee productivity. This combination is expected to provide our partners with an expanded portfolio of world-class solutions to help them create even greater value for their customers.

Frequently Asked Questions

PRODUCT OVERVIEW AND STRATEGY

What is the rationale for this acquisition?

Users are becoming increasingly connected and expect to communicate anytime and anywhere using their application, device, and network of choice. In order to deliver trusted, interactive communications, service providers and enterprises are deploying all-IP networks which can combine the quality and reliability of traditional telephony networks with the low cost and service innovation benefits of the Internet. The combination of Oracle Communications’ offerings and Acme Packet is expected to provide service providers and enterprises with a purpose-built, end-to-end portfolio of software-based technologies that will accelerate the deployment, innovation and monetization of all-IP networks.

What products do Acme Packet offer?

Acme Packet provides leading Session Border Control solutions that enable the session delivery layer of IP networks. This ensures that real-time communications or “sessions” including voice, video, chat, presence and unified communications, are secure and reliable, and can provide network intelligence and control. Acme Packet solutions include Application Integration, Next Generation Signaling Core, Session Management, Access/Border Control and Interconnect and Roaming.

Key benefits of the Acme Packet solution include:

For Service Providers:

•	Deliver interactive communications services that are secure, reliable and that comply with regulatory guidelines

•	Accelerate the deployment of innovative, revenue-generating services with less complexity and at lower cost

•	Ensure network availability, interoperability, and the consistent delivery of high-quality service

For Enterprises

•	Seamlessly migrate to an all-IP infrastructure with SIP trunking that is more reliable, secure, and cost-effective

•	Integrate with legacy unified communications applications using session management

•	Deploy platform for communications-rich applications

•	Optimize communications networks

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CUSTOMERS AND PARTNERS

How does Oracle plan to maintain Acme Packet domain expertise after the transaction closes?

This proposed acquisition is expected to bring significant domain knowledge and expertise to Oracle in the area of IP-networks. Acme Packet management team and employees are expected to join the Oracle Communications Global Business Unit after the transaction closes.

How will the proposed acquisition impact the Acme Packet product roadmap?

After the close of the transaction, Oracle plans to make Acme Packet a part of its core offering in its Oracle Communications portfolio. With Oracle’s planned investments in Acme Packet products, we expect to accelerate the migration of services providers and enterprises to all-IP networks.

Should Acme Packet partners and customers continue to work with directly with Acme Packet?

Yes. Acme Packet’s customers should continue to contact their Acme Packet sales representative for assistance, or visit www.acmepacket.com for contact information. Acme Packet customers should also continue to use existing Acme Packet contacts for support and professional services to address immediate and ongoing needs. Acme Packet partners should continue to contact their Acme Packet partner contacts for assistance.

Can I still purchase Acme Packet products and services?

Yes. Acme Packet products continue to be available from Acme Packet and it is business as usual.

Will training on the Acme Packet products continue?

Yes. Oracle wants to ensure that customer investments and the use of the products and solutions are maximized. We know excellent training is a key part of obtaining that goal.

Will Acme Packet continue to hold the Interconnect User Conference in April?

Yes. The event on April 24-26, 2013 will take place as planned. For more information about the event, please visit http://lphs.acmepacket.com/interconnect

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Where can I find more information about the proposed combination of Oracle and Acme Packet?

For more information, please visit oracle.com/Acme Packet or www.Acme Packet.com/oracle

About Acme Packet

Acme Packet (NASDAQ: APKT), the leader in session delivery network solutions, enables the trusted, first-class delivery of next-generation voice, video, data and unified communications services and applications across IP networks. Our Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products primarily in the USA, selling them through over 330 reseller partners worldwide. More than 1,925 customers in 109 countries have deployed over 21,000 Acme Packet systems, including 89 of the top 100 service providers and 51 of the Fortune 100. For more information visit www.acmepacket.com.

Use of Forward Looking Statements

This document contains certain forward-looking statements about Oracle and Acme Packet, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Acme Packet, timing of the proposed Merger, anticipated customer benefits and general business outlook. When used in this Current Report, the words “anticipates”, “can”, “will”, “look forward to”, “expected”, “intend”, and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Acme Packet, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this Current Report due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Acme Packet may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Acme Packet.

In addition, please refer to the documents that Oracle and Acme Packet, respectively, file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Acme Packet’s respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this Current Report. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor Acme Packet is under any duty to update any of the information in this document, except as required by law.

Participants in Solicitation

Oracle, Acme Packet and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Acme Packet stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain

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of Oracle’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Acme Packet’s participants in the solicitation, which may, in some cases, be different than those of Acme Packet’s stockholders generally, is set forth in the materials filed with the SEC, including in Acme Packet’s Definitive Proxy Statement for its 2012 Annual Meeting, and will be set forth in the proxy statement relating to the proposed merger when it becomes available.

Additional Information and Where to Find It

In connection with the Merger, Acme Packet will file a proxy statement with the SEC. Additionally, Acme Packet and Oracle will file other relevant materials in connection with the proposed acquisition of Acme Packet by Oracle pursuant to the terms of and Agreement and Plan of Merger by and among Acme Packet, Oracle, OC Acquisition LLC, a wholly owned subsidiary of Oracle, and Andes Acquisition Corporation, a wholly owned subsidiary of OC Acquisition, LLC. The materials to be filed by Acme Packet with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Acme Packet are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

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